As filed with the Securities and Exchange Commission on May 25, 1994

                                                 Registration Statement 33-12026

________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       To
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                          THE PROGRESSIVE CORPORATION
             (Exact name of registrant as specified in its charter)

                 Ohio                                  34-0963169
    (State or other jurisdiction           (I.R.S. Employer Identification No.)
  of incorporation or organization)


                          THE PROGRESSIVE CORPORATION
                           1985 RESTRICTED STOCK PLAN
                            (as amended and restated
                                April 24, 1992)
                            (Full title of the Plan)

                             6300 Wilson Mills Road
                         Mayfield Village, Ohio  44143
                                 (216) 461-5000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         DAVID M. SCHNEIDER, SECRETARY
                          The Progressive Corporation
                             6300 Wilson Mills Road
                         Mayfield Village, Ohio  44143
                                 (216) 461-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Amending the Registration Statement to remove from registration the unsold securities offered thereby.

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                        FORM S-8 REGISTRATION STATEMENT

                                - - - - - - -

                          THE PROGRESSIVE CORPORATION

                                - - - - - - -

                          TERMINATION OF REGISTRATION


This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 33-12026) is filed by The Progressive Corporation ("Registrant"). The Registration Statement covers 3,096,774 shares of the Registrant's Common Shares, $1.00 par value ("Common Shares") in connection with The Progressive Corporation 1985 Restricted Stock Plan ("Plan"). The Registrant has issued pursuant to the Registration Statement a total of 1,248,497 Common Shares. Pursuant to the terms of the Plan, no Common Shares may be issued under the Plan after December 31, 1993. Accordingly, the Registrant has terminated the offering of the balance of 1,848,277 Common Shares covered by the Registration Statement and remaining unissued under the Plan as of December 31, 1993 (the "Unissued Shares"), and, pursuant to Undertaking A.(3) in Item 21 of the Registration Statement, hereby gives notice of its removal from registration of the Unissued Shares.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Village, State of Ohio, on the 25th day of May, 1994.

                                        THE PROGRESSIVE CORPORATION



                                        BY:  /s/ David M. Schneider
                                            ----------------------------------
                                              David M. Schneider
                                              Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on May 25, 1994.


SIGNATURE                               TITLE
- ---------                               -----

*  Peter B. Lewis                       President, Chief Executive Officer,
   --------------------------------     Chairman of the Board and Director
   Peter B. Lewis                       (principal executive officer)



   /s/ Charles B. Chokel                principal financial officer
   --------------------------------
   Charles B. Chokel


   /s/ Jeffrey W. Basch                 principal accounting officer
   --------------------------------
   Jeffrey W. Basch


*  Milton N. Allen                      Director
   --------------------------------
   Milton N. Allen


*  B. Charles Ames                      Director
   --------------------------------
   B. Charles Ames


*  Stephen R. Hardis                    Director
   --------------------------------
   Stephen R. Hardis

   SIGNATURE                            TITLE
   ---------                            -----

*  Norman S. Matthews                   Director
   -------------------------------
   Norman S. Matthews


*  Donald B. Shackelford                Director
   -------------------------------
   Donald B. Shackelford


*  Paul B. Sigler                       Director
   -------------------------------
   Paul B. Sigler


*David M. Schneider, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed as exhibits to the Form S-8 Registration Statement (Registration Statement No. 33-12026).


By:/s/ David M. Schneider
   -------------------------------
       David M. Schneider
       Attorney-in-fact